99.1 Effect of changes for the second quarter of 2011.

	USD 000's	Q2 2011	Reclassify ADS	Merge PMC	Reclassify Primaloft	Q2 2011 in	Six months ended
		As reported	to Discontinued	and EF	to Discontinued	2012 format	June 30, 2011
Net sales	PMC	$158,577		$(158,577)		$-	$-
	Machine Clothing	-		179,177		179,177	367,659
	Doors	45,393	(45,393)		-	-	-
	EF	20,600		(20,600)		-	-
	Composites	10,504				10,504	21,976
	Primaloft	8,941			(8,941)	-	-
	Total	$244,015	$(45,393)	$-	$(8,941)	$189,681	$389,635

Gross Margin	PMC	$67,373		$(67,373)		$-	$-
	Machine Clothing	-		74,953		74,953	161,490
	Doors	16,174	(16,174)		-	-	-
	EF	7,580		(7,580)		-	-
	Composites	155				155	136
	Primaloft	4,786			(4,786)	-	-
	Non Segment	(1,168)				(1,168)	(2,498)
	Total	$94,900	$(16,174)	$-	$(4,786)	$73,940	$159,128

Selling, technical	PMC	$32,016	$-	$(32,016)	$-	$-	$-
general and research	Machine Clothing	-		36,672		36,672	72,905
expenses	Doors	11,760	(11,760)		-	-	-
	EF	4,656		(4,656)		-	-
	Composites	1,255				1,255	2,266
	Primaloft	1,621			(1,621)	-	-
	Research	7,212				7,212	14,377
	Non Segment	15,206	(576)		(40)	14,590	30,261
	Total	$73,726	$(12,336)	$-	$(1,661)	$59,729	$119,809

Restructuring	PMC	$448		$(448)		$-	$-
included in segment	Machine Clothing			572		572	605
operating income	Doors	361	(361)		-	-	-
	EF	124		(124)		-	-
	Composites	44				44	57
	Primaloft	-			-	-	-
	Research	-				-	-
	Non Segment	1,115				1,115	1,103
	Total	$2,092	$(361)	$-	$-	$1,731	$1,765

Operating Income	PMC	$34,909	$-	$(34,909)	$-	$-	$-
	Machine Clothing	-	-	37,709	-	37,709	87,980
	Doors	4,053	(4,053)	-	-	-	-
	EF	2,800	-	(2,800)	-	-	-
	Composites	(1,144)	-	-	-	(1,144)	(2,187)
	Primaloft	3,165	-	-	(3,165)	-	-
	Research	(7,212)	-	-	-	(7,212)	(14,377)
	Non Segment	(17,489)	576	-	40	(16,873)	(33,862)
	Total	$19,082	$(3,477)	$-	$(3,125)	$12,480	$37,554